EXHIBIT 10.2

GROVE, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

(No.__)

This Stock Option Agreement (“Agreement”) is made by and between Grove, Inc., a Nevada corporation (the “Company”) _____________ (the “Participant”).

The purpose of this Agreement is to evidence and grant an Option to the Participant under the Grove, Inc. 2019 Incentive Stock Plan (the “Plan”). The Plan is administered by a Committee, which has been appointed by the Board of Directors of the Company (the “Board”). The Committee hereby grants this Option to the Participant pursuant to the terms and conditions of the Plan and this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Plan. Based on these premises, the Committee and the Participant agree as follows:

1. Grant of Option. Pursuant to the terms and conditions of the Plan and as set forth in this Agreement, the Company hereby grants the Participant an option (the “Option”) to purchase ________ (_____) shares of Common Stock of the Company (“Option Shares”) at a price of _________ ($____) per share (the “Option Price”), subject to the satisfaction of vesting and exercisability conditions and other limitations imposed by the Plan and this Agreement. The Option Shares shall be payable upon exercise and payment of the Option Price as set forth in Section 8 and Section 9 below, respectively.

2. Grant Date. The Company grants the Participant this Option on June 1, 2019. This Option is not effective until (a) this Agreement is executed by the Committee and Participant, (b) the Participant has delivered a fully executed copy of this Agreement to the person designated in Section 18 below, and (c) the executed and delivered Agreement is acknowledged by the Committee (or its designee) in writing. The Option Price per share shall not be less than the Fair Market Value of a share of Common Stock, as determined on Grant Date.

3. Expiration Date. The Option shall expire on the ten (10) year anniversary of the Grant Date (the “Expiration Date”) or earlier as provided in this Agreement or the Plan.

4. Type of Option. This Option is granted pursuant to the terms and conditions of the Plan. The Committee does not intend this Option to qualify as an “Incentive Stock Option” within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended, and the provisions of this Agreement shall be interpreted and construed with such intent. The Committee intends this Option to be a “Nonqualified Stock Option.”

5. Vesting and Exercisability. The Option may only be exercised to the extent all or a portion thereof has become vested and exercisable. The vested portion of the Option shall become exercisable pursuant to the following schedule:

(a) the Option shall be vested _______________________;

The unvested portion of the Option will not be exercisable on or after the Participant’s Termination of Employment. Notwithstanding the foregoing, the Committee may, at any time, in its sole discretion, waive or modify the vesting requirements with respect to this Option, in whole or in part, and accelerate the exercisability of all or a portion of this Option.

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6. Accelerated Vesting on Change in Control. Notwithstanding any provision of the Plan or this Agreement to the contrary, in the event of a Change in Control, the Option shall become immediately vested and exercisable with respect to one hundred percent (100%) of the Option Shares subject to the Option. To the extent practicable, such acceleration of vesting and exercisability shall occur in a manner and at a time, which allows the Participant the ability to participate in the Change in Control with respect to the shares of Common Stock received.

7. Effect of Termination of Employment.

(a) If a Participant incurs a Termination of Employment, for any reason, prior to the Expiration Date, the Option, if not vested and exercisable on the date of Termination of Employment, or any portion of the Option that is not vested and exercisable on the date of Termination of Employment, shall expire and be forfeited, and shall ne void for all purposes, immediately on the date of Termination of Employment.

(b) If a Participant incurs a Termination of Employment, for any reason, prior to the Expiration Date, the Option, if vested and exercisable on the date of Termination of Employment, or any portion of the Option that is vested and exercisable on the date of Termination of Employment, shall continue to be exercisable only for the applicable extended time period following such Termination of Employment set forth hereinafter and shall otherwise cease to be exercisable as of the close of business on the date of Termination of Employment.

(i) In the event of Termination of Employment constituting Retirement, such Option or such portion thereof may be exercised by the Participant until the end of the ninety (90) day period commencing with the date of Retirement or, if earlier, the Expiration Date.

(ii) In the event of Termination of Employment due to death, such Option or such portion thereof may be exercised by the Participant’s Representative until the end of the twelve (12) month period commencing with the date of the Participant’s death or, if earlier, the Expiration Date.

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(iii) In the event of Termination of Employment due to Disability, such Option or such portion thereof may be exercised by the Participant or, in the event the Participant is legally incompetent, the Participant’s Representative until the end of the six (6) month period commencing with the date of Disability or, if earlier, the Expiration Date.

(iv) In the event of Termination of Employment at the election of the Participant with “Good Reason” (as defined by such Participant’s Employment Agreement, if applicable), such Option or such portion thereof may be exercised by the Participant until the end of the ninety (90) day period commencing with the date of Retirement or, if earlier, the Expiration Date.

(v) In the event of Termination of Employment by the Company or an Affiliate, as the case may be, without Cause, such Option or such portion thereof may be exercised by the Participant until the end of the ninety (90) day period commencing with the date of Retirement or, if earlier, the Expiration Date.

(vi) Notwithstanding anything in the preceding subparagraphs (i) through (v) to the contrary, in the event of Termination of Employment by the Company or an Affiliate, as the case may be, for Cause, such Option or such portion thereof shall cease to be exercisable automatically upon first notification to the Participant by the Company or the Affiliate of such termination, with no extended time period for any exercise of the Option or any portion thereof. If a Participant’s employment or services are suspended pending an investigation of whether the Participant’s employment or services should be terminated for Cause, all the Participant’s rights under the Option shall likewise be suspended during the period of such investigation.

(c) If following the Participant’s Termination of Employment for any reason (other than for Cause) the exercise of the Option is prohibited because it would violate the registration requirements under the Securities Act, state or federal securities law, or the rules of any securities exchange or interdealer quotation system, then the expiration of the Option shall be tolled until the date that is thirty (30) days after the end of the period during which the exercise of the Option would be in violation of such registration or other securities requirements.

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8. Exercise of Option. To exercise the Option, the Participant (or, in the case of exercise after the Participant’s death or Disability, the Participant’s Representative) must deliver to the Company a written notice of exercise, in such form and manner as designated by the Committee, which shall specify the number of Option Shares attributable to the Option that the Participant (or Representative) intends to exercise and the associated Option Price. Such written notice to exercise shall be accompanied by payment, in full, of the aggregate Option Price and any other documentation required by the Committee. If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.

9. Payment of Option Price. The entire Option Price of the Option shall be payable, in full, at the time of exercise. The Committee has designated the following methods of payment:

(a) in cash or by certified or bank check at the time the Option is exercised;

(b) by tendering other shares of Common Stock which have either been owned by the Participant for more than six (6) months on the date of surrender or were acquired upon exercise of the Option for which payment is being made and which, in either case, have a Fair Market Value on the date of surrender equal to the aggregate Option Price of the shares for which the Option is being exercised;

(c) consideration received by the Company under a broker-assisted cashless exercise program;

(d) by reduction in the number of Option Shares otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Price at the time of exercise;

(e) by any combination of the foregoing methods; or

(f) in any other form of legal consideration that may be acceptable to the Committee.

10. Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to this Option, the Participant shall pay to the Company (or make arrangements satisfactory to the Company to pay or provide for) any applicable federal, state, local or foreign taxes of any kind required by law to be withheld with respect the Option or the delivery of Option Shares. The Participant may satisfy any federal, state, local or foreign tax withholding obligations that relate to the exercise of the Option by any of the following means:

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(a) tendering a cash payment;

(b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the Option; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or

(c) delivering to the Company previously owned and unencumbered shares of Common Stock.

The obligations of the Company under the Plan shall be conditioned on such tax withholding payments and arrangements. The Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant including, but not limited to, the right to withhold from any compensation paid or owed to a Participant.

11. Issuance of Shares. Provided that the written exercise notice and payment are in form and substance satisfactory to the Company, the Company shall issue the shares of Common Stock registered in the name of the Participant (or Representative) and shall deliver certificates representing the shares with the appropriate legends affixed thereto.

12. Cash-Out. On receipt of written notice of exercise of this Option at any time prior to a Change in Control, the Committee may elect, at any time, in lieu of issuing shares of Common Stock to cash-out all or any portion of the Option, provided such action would not violate Section 409A of the Code, by paying the Participant an amount, in cash, equal to the excess of the Fair Market Value of a share of Common Stock, as of the date of exercise, over the Option Price, multiplied by the number of shares of Common Stock subject to the Option that the Committee elects to cash-out. The Committee may elect to cash-out all or any portion of an outstanding Option, at any other time, using the same formula as described above for determining the consideration to be paid, regardless of any exercise notice or Change in Control. The cash-out of an Option held by a Participant who is actually or potentially subject to Section 16 of the Exchange Act shall comply with Rule 16b-3, to the extent applicable. The Committee may elect to offset against any cash-out payment any amounts outstanding under any indebtedness or obligations owed by the Participant to the Company or any Affiliate.

13. No Rights with Respect to Employment; No Rights as Shareholder. Neither the Plan nor this Agreement shall be deemed to alter the employment relationship between the Company or any Affiliate and the Participant or confer upon the Participant any right to be retained in any position, as an employee, consultant or Director of the Company. Nothing in the Plan or this Agreement shall be construed to constitute a contract of employment or a contract for services between the Company or any Affiliate and the Participant. Nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant’s employment, at any time, with or without Cause, except as provided in a written contract. The Participant shall not have any rights as a shareholder with respect to any shares of Common Stock subject to the Option until (a) all actions required by this Agreement have been taken by such persons, (b) the Participant properly exercises the Option, and (c) such Option Shares have been recorded on the Company’s official shareholder records as having been issued or transferred.

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14. Transferability. The Option is not transferable by the Participant other than to a designated beneficiary upon the Participant’s death or by will or the laws of descent and distribution and is exercisable during the Participant’s lifetime only by him or her. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated Beneficiary upon death by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option will terminate and become of no further effect. Notwithstanding the foregoing to the contrary, a Participant may, at any time, make an estate planning transfer of this Option to the Participant’s parents, spouse, or descendants or to any trust for the benefit of the foregoing or to a custodian under any uniform gifts to minor act or similar statute for the benefit of the Participant’s descendants.

15. Adjustment for Corporate Changes. The shares of Common Stock subject to the Option may be adjusted, substituted, or terminated in any manner contemplated by Section 4.5 of the Plan.

16. Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, employment tax (e.g. FICA and FUTA), payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any Option Shares acquired on exercise and (b) does not commit to structure the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.

17. Compliance with Law. The exercise of the Option and the issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to affect such compliance.

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18. Notices. Any notice which either the Company or the Participant may be required to provide to the other party under the Plan or this Agreement shall be in writing and shall be deemed sufficiently given if personally delivered or sent by either facsimile, overnight courier, or postage paid first class mail. Notices sent by mail shall be deemed received three (3) business days after mailed, but in no event later than the date of actual receipt. Such notices, demands, and other communications shall be sent to the Company and the Participant at the addresses listed below:

If to the Company:	Grove, Inc. c/o The Committee for the 2019 Incentive Stock Plan Attn: Andrew J. Norstrud, Chief Financial Officer 1710 Whitney Mesa Drive Henderson, NV 89014

If to the Participant:

To the current address of the Participant’s primary residence, as reflected on Company’s official payroll and records, unless the Participant provides an alternative address to the Committee, in writing.

Either party may designate another address, in writing, or by such other method approved by the Company from time to time.

19. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Nevada (other than its law respecting choice of law).

20. Interpretation. Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.

21. Options Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan, as amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

22. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s heirs, legal representatives, and successors and the person(s) to whom the Option may be transferred by will or the laws of descent or distribution.

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23. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

24. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company, at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company.

25. Amendment. The Board has the right to amend or terminate the Option set forth in this Agreement, prospectively or retroactively; provided, that, no such amendment or termination shall impair the rights of the Participant described in this Agreement without the Participant’s consent. Notwithstanding the foregoing to the contrary, the Board reserves the right to amend or terminate this Agreement or the Plan (a) pursuant to the express provisions of the Plan, (b) as necessary for the Plan or this Agreement to comply with any applicable law, regulation, or rule, or (c) in the connection with a Change in Control.

26. Relationship to Other Benefits. Unless otherwise provided in a Company plan or policy, in writing, the value of the Option or any payment under the Plan shall not be considered as normal or expected compensation of the Participant for in determining any benefits or coverage-levels under any retirement or welfare benefit plan of the Company or purposes of calculating any severance, welfare, insurance or similar employee benefits under any Company policy.

27. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means, which are intended to preserve the original graphic appearance of the document, will have the same effect as physical delivery of the paper document bearing an original signature.

28. Acceptance. By execution of this Agreement, the Participant acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof and accepts the Option subject to all the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying Option Shares and that the Participant should consult a tax advisor prior to such exercise or disposition.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates written below.

GROVE, INC.

By:
Name:
Title:
Date:

PARTICIPANT

By:
Name:
Date:

The Committee has provided two (2) copies of this Agreement. Please execute both copies. Return one (1) copy of the Agreement to Company representative designated by the Committee in Section 18 above to confirm your understanding and acceptance of the term and conditions of this Agreement and the Plan.

Enclosures:

(1)	Copy of this Agreement
(2)	Copy of the Plan

Executed Agreement Acknowledged by the PLAN COMMITTEE

By:
Name:
Date:

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